Exhibit 5.1

CLIFFORD CHANCE US LLP TWO MANHATTAN WEST 375 9TH AVENUE NEW YORK, NY 10001 TEL +1 212 878 8000 FAX +1 212 878 8375 www.cliffordchance.com

July 23, 2024

HA Sustainable Infrastructure Capital, Inc.

One Park Place

Suite 200

Annapolis, Maryland 21401

Re: Registration Statement on Form S-3 of HA Sustainable Infrastructure Capital, Inc.

We have acted as counsel to HA Sustainable Infrastructure Capital, Inc. (the “Company”), Hannon Armstrong Sustainable Infrastructure, L.P., a Delaware limited partnership (the “OP”), Hannon Armstrong Capital, LLC, a Maryland limited company (“HAC”), HAC Holdings I LLC, a Delaware limited liability company (“HHI”), HAC Holdings II LLC, a Delaware limited liability company (“HHII”), HAT Holdings I LLC, a Maryland limited liability company (“HATI”), and HAT II LLC, a Maryland limited liability company (“HATII” and each of the Company, the OP, HAC, HHI, HHII, HATI and HATII, an “Issuer” and collectively, the “Issuers”) in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-263169) (the “Registration Statement”) relating to possible offerings from time to time: (1) by the Company of its common stock, par value $0.01 per share (“Common Stock”); (2) by the Company of its preferred stock, par value $0.01 per share (“Preferred Stock”); (3) by the Company of its depositary shares (“Depositary Shares”) representing an entitlement to all rights and preferences of fractions of shares of Preferred Stock of a specified class or series and represented by depositary receipts (“Depositary Receipts”); (4) debt securities (“Debt Securities”) of the Issuers, which may be fully and unconditionally guaranteed by one or more of the Issuers (each, a “Guarantor”); (5) guarantees (each, a “Guarantee”) of the Debt Securities by the Guarantor(s), as applicable; (6) by the Company of warrants entitling the holders to purchase Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Warrants”); and (7) by the Company of rights entitling the holders to purchase Common Stock (“Rights”).

In rendering the opinion expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate, limited partnership, or limited liability company records, documents, certificates and other instruments as in our judgment are necessary or appropriate. In examining all such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us purporting to be originals, and the conformity to the respective originals of all documents submitted to us as certified, telecopied, photostatic or reproduced copies or in portable document format.

Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that:

1.

When the board of directors of the Company (the “Board”) authorizes the issuance of authorized but unissued Common Stock and in accordance with that authorization (a) each share of such Common Stock is sold for at least its par value as contemplated in the Registration Statement or (b) such Common Stock is issued on exercise of a right to convert Preferred Stock, Depositary Shares or Debt Securities, on the exercise of Warrants or on the exercise of Rights, which are sold for at least the par value of such Common Stock (including any amount paid at the time of conversion or exercise) as contemplated in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

2.

When the Board authorizes the creation and sale of one or more series of Preferred Stock in accordance with the provisions of the Certificate of Incorporation (the “Charter”) relating to the issuance of Preferred Stock and in accordance with that authorization (a) each share of such Preferred Stock is sold for at least its par value as contemplated in the Registration Statement or (b) such Preferred Stock is issued on the conversion of another series of Preferred Stock or is issued on the exercise of Warrants, which are sold for at least the par value of such Preferred Stock (including any amount paid at the time

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of conversion or exercise) as contemplated in the Registration Statement, such Preferred Stock will be validly issued, fully paid and nonassessable.

3.

When the Board authorizes the creation and sale of Depositary Shares representing interests in shares of a particular series of Preferred Stock in accordance with the provisions of the Charter relating to the issuance of Depositary Shares and in accordance with that authorization, a duly executed and delivered deposit agreement, and a validly issued and delivered Depositary Receipt evidencing such Depositary Shares, such Depositary Shares are (a) sold for at least the par value of the underlying Preferred Stock as contemplated in the Registration Statement or (b) issued on the conversion of other series of underlying Preferred Stock or the exercise of Warrants, which are sold for at least the par value of such Preferred Stock (including any amount paid at the time of conversion or exercise) as contemplated by the Registration Statement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Receipts and the deposit agreement (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

4.

When the Board authorizes the creation of one or more series of Debt Securities including the related Guarantees, if any, and if such Debt Securities provide for the issuance of Common Stock, Preferred Stock, Depositary Shares, Warrants or Rights upon the conversion of such Debt Securities (in any such case, the “Conversion Securities”), (a) if the Conversion Securities are shares of Common Stock, the applicable actions described in paragraph 1 above shall have been taken, (b) if the Conversion Securities are shares of Preferred Stock, the applicable actions described in paragraph 2 above shall have been taken, (c) if the Conversion Securities are Depositary Shares, the applicable actions described in paragraph 3 above shall have been taken, (d) if the Conversion Securities are Warrants, the applicable actions described in paragraph 5 below shall have been taken and (e) if the Conversion Securities are Rights, the applicable actions described in paragraph 6 below shall have been taken, and in accordance with that authorization and a duly executed and delivered indenture and any supplemental indenture between the Issuer, the Guarantors, if any, and the trustee named therein, such Debt Securities including the related Guarantees, if any, are (a) sold as contemplated in the Registration Statement or (b) issued upon exercise of Warrants which are issued as contemplated in the Registration Statement, if the interest on such Debt Securities is not at a rate which violates applicable law, such Debt Securities and the related Guarantees, if any, will constitute valid and legally binding obligations of the Issuer and the Guarantors, if any, respectively, (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

5.

When the Board authorizes the issuance of Warrants which provide for the issuance of Common Stock, Preferred Stock, Depositary Shares or Debt Securities (in any such case, the “Warrant Securities”) and in accordance with that authorization such Warrants are issued as contemplated in the Registration Statement and (a) if the Warrant Securities are shares of Common Stock, the applicable actions described in paragraph 1 above shall have been taken, (b) if the Warrant Securities are shares of Preferred Stock, the applicable actions described in paragraph 2 above shall have been taken, (c) if the Warrant Securities are Depositary Shares, the applicable actions described in paragraph 3 above shall have been taken, and (d) if the Warrant Securities are Debt Securities, the applicable actions described in paragraph 4 above shall have been taken, such Warrants will constitute valid and legally binding obligations of the Company (subject to any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

6.

When the Board authorizes the issuance of Rights which provide for the right to purchase Common Stock or Preferred Stock, upon payment of consideration equal to at least the par value of such Common Stock or Preferred Stock, and which do not contain provisions which violate applicable law, and in accordance with that authorization such Rights are issued as contemplated in the Registration Statement, such Rights will constitute valid and legally binding obligations of the Company (subject to any

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bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of creditors’ rights generally and to court decisions with respect thereto and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)).

The foregoing opinions are based as to matters of law solely on the applicable provisions of the Delaware General Corporation Law, Delaware Limited Liability Company Act, Delaware Revised Uniform Limited Partnership Act, and the laws of the State of New York, each as currently in effect. We express no opinion as to other laws, statutes, ordinances, rules or regulations, and we assume no responsibility for the applicability or effect of such laws, statutes, ordinances, rules or regulations of any other jurisdiction.

This letter has been prepared for your use in connection with the Registration Statement and is based upon the law as in effect and the facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the governing documents under which the Depositary Shares, Debt Securities, Warrants and Rights are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company. We have further assumed that the issuance or delivery by the Company of any securities other than the Depositary Shares and Debt Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Depositary Shares and Debt Securities will be effected so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Clifford Chance US LLP